REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees of Eaton Vance Mutual
Funds Trust and Shareholders of Eaton Vance
Floating-Rate Fund, Eaton Vance Floating-
Rate High Income Fund, Eaton Vance High
Income Fund, Eaton Vance Tax-Managed
Equity Asset Allocation Fund, Eaton Vance
Tax-Managed International Equity Fund,
Eaton Vance Tax-Managed Mid-Cap Core
Fund, Eaton Vance Tax-Managed Multi-Cap
Opportunity Fund, Eaton Vance Tax-
Managed Small-Cap Growth Fund 1.1, Eaton
Vance Tax-Managed Small-Cap Growth
Fund 1.2, Eaton Vance Tax-Managed Small-
Cap Value Fund, Eaton Vance Tax-Managed
Value Fund:

In planning and performing our audits of the
financial statements of Eaton Vance Floating-
Rate Fund, Eaton Vance Floating-Rate High
Income Fund, Eaton Vance High Income
Fund, Eaton Vance Tax-Managed  Equity
Asset Allocation Fund, Eaton Vance Tax-
Managed International Equity Fund, Eaton
Vance Tax-Managed Mid-Cap Core Fund,
Eaton Vance Tax-Managed Multi-Cap
Opportunity Fund, Eaton Vance Tax-
Managed Small-Cap Growth Fund 1.1, Eaton
Vance Tax-Managed Small-Cap Growth
Fund 1.2, Eaton Vance Tax-Managed Small-
Cap Value Fund, and Eaton Vance Tax-
Managed Value Fund (collectively, the
"Funds"), certain of the series constituting
Eaton Vance Mutual Funds Trust, as of and
for the year ended October 31, 2005 (on
which we have issued our reports dated
December 19, 2005), in accordance with the
standards of the Public Company Accounting
Oversight Board (United States), we
considered their internal control over
financial reporting, including control
activities for safeguarding securities, as a
basis for designing our auditing procedures
for the purpose of expressing our opinion on
the financial statements and to comply with
the requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the
effectiveness of the Funds' internal control
over financial reporting.   Accordingly, we
express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. The Funds' internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the Funds' ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the Funds' annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operations, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of October 31, 2005.

This report is intended solely for the
information and use of management, the
Trustees of Eaton Vance Mutual Funds Trust and Shareholders of the Funds, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
December 19, 2005